Exhibit 99.1

75th Annual Shareholders Meeting Federal Home Loan Bank of Boston April 16, 2008

2 Agenda The State of the Bank Michael A. Jessee Today’s Business News – Tomorrow’s Biggest Trends Geoff Colvin Politics and the Presidential Race Jon Meacham

3 Today’s Topics Credit markets and the role of the FHLBanks Overview of Bank’s financial condition FHLBank risk-management practices

4 How Did We Get Here? 2001 to 2004 • Low rates and appreciating home prices led to huge growth in mortgage industry, including non-bank players • Refinance opportunities encouraged borrowers to cash out rising home equity 2005 to 2007 • Refinancing activity slowed with rising rates and slowing house price appreciation • Challenge: fee-based mortgage industry needed to maintain “flow” • Answer: lower underwriting standards "Ninja" loans, 100% financing, "affordability" loans • Eventually, house prices stopped rising altogether, started to fall • Millions of borrowers stuck with unaffordable mortgages, underwater houses

5 Turmoil Extends Beyond Mortgage Problem Since Q1 2005, $1.65 trillion in subprime loans funded, and most securitized Wall Street firms and banks have written down value of their securities and CDOs by estimated $100 billion, with more to come Home prices continue to fall, and banks tighten lending standards People with prime credit histories falling behind on home-equity, auto, and credit-card payments • Pervasive low- or no-equity lending has led many borrowers to "turn in the keys" (www.youwalkaway.com) Increasingly pervasive off-balance-sheet investment vehicles funded by secured, short-term liabilities proved highly vulnerable to illiquidity in a market downturn Liquidity in nearly all credit markets has disappeared, and worries about counterparty risk remain extraordinarily high

6 “...Financial engineers had created ‘a demonstrably fragile financial system that has produced unimaginable wealth for some, while repeatedly risking a cascading breakdown of the system as a whole.’” Paul Volcker, quoted in The New York Times April 11, 2008

7 Liquidity, Liquidity, Liquidity Three-Month LIBOR Less Federal Funds 0.00 0.50 1.00 Jan-07 Feb-07 Mar-07 Apr-07 May-07 J un-07 Jul-07 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 M ar-08 Apr-08 Spread (Percent) Source: Federal Reserve Board H.15 Selected Interest Rates. Bloomberg.

8 Spread Between 30-Year FNMA and Five-Year Treasury 0 0.5 1 1.5 2 2.5 3 3.5 Jul-07 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 Source: FTN Financial

9 Policy Responses Fed actions • Term Auction Facility • Treasury Securities Lending Facility • Primary Dealer Credit Facility Stimulus package enables Fannie and Freddie to increase conforming loan limit OFHEO loosens Fannie’s and Freddie’s capital requirement Federal Housing Finance Board allows FHLBanks to purchase up to six-times their capital in MBS

10 FHLBanks Positioned to Meet Member Needs Still doing what designed to do for last 75 years: supply members with stable, reliable liquidity in all environments Beginning Q3 2007, System’s advances grew to unprecedented levels as capital markets froze up Access to global debt markets allows us to issue low-cost debt, pass on highly competitive advance terms to our members System designed to expand and contract in response to member demand • Stock-purchase requirements enable Bank to meet members’ credit needs while augmenting its capital base

FHLBank System and FHLB Boston Advances

(in billions)


FHLBank System Advances
$580
$616
$615
$620
$615
$638
$644
$641
$624
$640
$824
$875
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07


FHLB Boston Advances
$31
$28
$33
$38
$41
$41
$38
$37
$38
$39
$56
$56
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07

FHLBBoston

11

12 FHLBank System Remains Strong Members: 8,000+ Total Assets: $1.3 trillion – up 25% Advances: $875 billion – up 37% Mortgage Loans Held: $92 billion – down 7% Capital: $54 billion – up 19% Net Income: $2.8 billion – up 8% System securities remain triple-A-rated Office of Finance, 2007 Combined Financial Report for the Federal Home Loan Banks

13 2007 Bank Accomplishments Notable for setting new yearend records for the Bank • Assets: $78.3 billion, up 36 percent • Advances: $55.7 billion, up 49 percent • Net Income: $198.2 billion, up 1 percent Exceeded target for retained earnings: $226 million Paid dividends above short-term market-rate indices • 6.62 percent, 117 basis points above average three-month LIBOR Maintained triple-A, stable-outlook rating

14 $41.9 $26.1 $51.8 $30.2 $57.7 $38.1 $57.5 $37.3 $78.3 $55.7 $0.0 $15.0 $30.0 $45.0 $60.0 $75.0 $90.0 2003 2004 2005 2006 2007 Assets Advances Total Yearend Assets and Advances (in billions)

15 Yearend Investment Portfolio Balances (in percentages) $6.5 $3.0 $1.6 $6.0 $9.7 $1.6 $6.3 $6.9 $1.3 $7.2 $6.8 $1.2 $8.0 $8.7 $1.2 $0.0 $5.0 $10.0 $15.0 $20.0 2003 2004 2005 2006 2007 MBS Money Markets Agencies (in billions) $11.1 $17.3 $14.5 $15.2 $17.9

16 $91.6 $89.5 $135.3 $195.8 $198.2 $0.0 $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 $225.0 2003 2004 2005 2006 2007 Net Income (in millions)

17 Yearend Retained Earnings $61.8 $95.9 $135.1 $187.3 $225.9 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 2003 2004 2005 2006 2007 (in millions)

18 Dividend Payout Ratios 81% 62% 71% 73% 81% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 2003 2004 2005 2006 2007

19 Trends in Risk Exposure Consistently low credit risk • Advances are collateralized • Money-market portfolio invested in A-rated counterparties or better • 99.9% of MBS portfolio is triple-A-rated, with most securities credit-enhanced above triple-A requirements • MPF portfolio is very high quality and seasoned Fixed-rate, conforming loans only Member credit enhancement Delinquency rate of 0.22%, >90 days for conventional loans

20 MBS Investments • Credit concerns rise along with delinquencies, foreclosures, and falling house prices • Stress tests indicate high degree of credit protection for the Bank High levels of subordination Limited reliance on bond insurers • Decline in market value due to changes in liquidity squeeze in credit markets • Bank has ability to hold investments through to recovery of fair value

21 Market-Risk Exposure $92 $62 $110 $96 $118 $135 $119 $187 $112 $226 $0 $50 $100 $150 $200 $250 2003 2004 2005 2006 2007 VaR Retained Earnings (in millions)

22 Looking Ahead New product launch: HLB Option Plus Cap advance Continue our dialog with you • Better understand your needs, measure our performance, and develop creative solutions together Maintain highest agency ratings and regulator confidence Provide you with the liquidity you need in every business cycle

23 Forward-Looking Statements Michael A. Jessee’s address describes anticipated developments, projections, estimates, or future predictions of the Bank. These statements may use forward-looking terminology, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or variations on these terms. The Bank cautions that, by their nature, forward-looking statements are subject to a number of risks and uncertainties, and that actual results could differ materially from those expressed or implied in these forward-looking statements. As a result, you are cautioned not to place undue reliance on such statements.

75th Annual Shareholders Meeting Federal Home Loan Bank of Boston April 16, 2008